                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      JANUARY 26, 1998
                                                 ---------------------------



                                 TRAVELERS GROUP INC.
----------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


        DELAWARE                  1-9924                    52-1568099
        ----------            ---------------               --------------
     (State or other          (Commission                   (IRS Employer
     jurisdiction of          File Number)                  Identification No.)
     incorporation)

             388 GREENWICH STREET, NEW YORK, NEW YORK            10013
-----------------------------------------------------------------------------
             (Address of principal executive offices)          (Zip Code)

                                    (212) 816-8000
-----------------------------------------------------------------------------
                 (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS
--------------------

     Travelers Group Inc. (the "Company") had operating earnings for the fourth quarter ended December 31, 1997 of $728.7 million, or $0.63 per share (basic) and $0.60 per share (diluted). This is down from $836.9 million, or $0.73 per share (basic) and $0.69 (diluted) in the comparable 1996 period. (Basic operating EPS are calculated on the basis of weighted average shares actually outstanding, excluding common stock equivalents.)

     These results reflect the November 28, 1997 acquisition of Salomon Inc, which was accounted for as a pooling of interests, and the subsequent merger of Salomon Inc with Smith Barney Holdings Inc. to form Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney"). Accordingly, all periods prior to the merger have been restated to include Salomon Inc. Fourth quarter results reflect a decline of $181.7 million in Salomon Smith Barney's operating earnings to $273.1 million from $454.8 million in 1996. This decline is largely attributable to losses previously reported by Salomon Inc prior to the merger related to global market volatility in October and November 1997, months which had been profitable in 1996.

     The balance of the Company's operations registered a 19% increase in operating earnings in the quarter to $455.6 million versus $382.1 million in the 1996 period.


     For the full year 1997, operating earnings, on a pooled basis, reached a record $3.36 billion, up 8% from $3.11 billion in 1996. This includes operating earnings of $1.65 billion for Salomon Smith Barney, versus $1.76 billion in 1996, and $1.71 billion for the balance of the Company's operations, versus $1.34 billion in 1996, a 28% increase. Basic operating earnings per share for 1997 were a record $2.92, up 9% over $2.68 in 1996, and diluted were $2.76 versus $2.56 in the respective years, up 8%.

NET INCOME AND REVENUES FOR QUARTER AND YEAR
--------------------------------------------

     Net income for the 1997 fourth quarter was $376.7 million, or $0.31 per share (basic) and $0.30 (diluted), which includes investment portfolio gains of $144.0 million and restructuring charges of $496 million related to the acquisition of Salomon Inc. This compares with net income in the 1996 period of $581.7 million, or $0.50 per share (basic) and $0.47 (diluted), which included portfolio gains of $60.6 million; a $290 million loss on the disposition of a subsidiary, Basis Petroleum Inc.; and net charges of $25.8 million (after minority interest) related to the acquisition of Aetna's property casualty operations.

     For the full year 1997 net income was $3.10 billion, or $2.69 per share (basic) and $2.54 (diluted) which includes net investment portfolio gains of $240.6 million and the restructuring charges related to the acquisition of Salomon Inc. This compares with net income of $2.95 billion, or $2.53 per share (basic) and $2.42 (diluted), in the 1996 period, which included net investment portfolio gains of $27.4 million; charges related to the acquisition of Aetna's property casualty operations of $346.4 million (after minority interest); and a $160.6 million net gain from sales of subsidiaries and affiliates.

     Revenues for the 1997 quarter were $9.77 billion, up 14% from $8.56 billion in the 1996 period. For the year, revenues rose 16% to $37.6 billion versus $32.4 billion in 1996.

                                INVESTMENT SERVICES
                                -------------------
SALOMON SMITH BARNEY OPERATING EARNINGS:
          (Before merger-related restructuring charges)
     QUARTER: $273.1 MILLION VERSUS $454.8 MILLION IN 1996 PERIOD
          YEAR: $1.65 BILLION VERSUS $1.76 BILLION IN 1996 PERIOD

     Salomon Smith Barney's operating earnings for the quarter and year reflect the pooling of interests, including the restatement of all numbers and percentages for all periods prior to the merger.

     The firm's return on equity from operating earnings for the quarter and year were 12.5% and 20.5%, respectively, compared with 26.0% and 28.0% in the comparable 1996 periods. Pre-tax profit margins, before the restructuring charge, were 16.6% for the quarter and 24.3% for the year, compared with 27.7% and 27.1%, respectively, in the prior year periods.

     Revenues for the quarter, net of interest expense, were $2.50 billion, a 5% decline from $2.65 billion in the 1996 quarter. For the year, net revenues were $11.0 billion, a 3% improvement over $10.7 billion in 1996. Commission revenues were $781.5 million for the quarter and $2.97 billion for the year, increases of 16% and 14%, respectively, compared with $672.5 million and $2.61 billion in the 1996 periods, reflecting increases in listed and over-the-counter securities, and mutual funds and insurance commissions.

     Asset management and administration fees rose 30% to a record $479.2 million in the quarter, reflecting broad growth in all recurring fee-based products, led by a 46% increase in managed accounts, a 39% increase in externally managed Consulting Group revenues, and a 12% increase in money market and mutual fund revenues. Internally managed assets reached $164.1 billion, and total fee-based assets under management were $223.8 billion at quarter-end, representing increases of 22% and 25%, respectively, compared with the prior year period. Asset management and administration fees for the year totaled $1.72 billion, up 23% from 1996.

     Investment banking revenues in the quarter totaled $562.4 million, a 9% increase over the 1996 fourth quarter, primarily reflecting an increase in merger and acquisition advisory revenues. For the year, investment banking revenues rose 6% to $2.12 billion, reflecting revenue growth in unit trusts, public finance, high yield and high grade debt underwritings, and mergers and acquisitions. This was offset somewhat by a decline in equity underwritings.

     Principal transaction revenues totaled $243.2 million, down from $663.7 million in the 1996 quarter, largely as a result of lower revenues from equity and fixed income trading and commodities trading conducted by Phibro Inc. This decline reflects the recent volatility experienced in global markets, a significant portion of which relates to trading in equity derivatives. Additionally, fixed income results reflect a decline in revenues from the trading of financial instruments of emerging markets. For the year, revenues from principal transactions were down 17% to $2.50 billion. Net interest income totaled $395.3 million and $1.51 billion for the quarter and year, respectively, representing increases of 14% and 2% from the prior year periods.

     Annualized retail gross production per Financial Consultant was $416,000 compared with $356,000 in the prior year period. The firm currently has a sales force of approximately 10,300 Financial Consultants in 430 domestic retail offices and 878 institutional salespeople worldwide.

     Total expenses in the quarter, excluding interest and prior to the merger-related restructuring charge, increased 9% to $2.09 billion, primarily the result of higher production related compensation expense, as well as higher floor brokerage and other production related costs. The firm's ratio of non-compensation expense to net revenues was 23.9% for the quarter and 20.7% for the year, compared to 20.6% and 20.9%, respectively, in the prior year periods. Compensation and benefit expenses as a percentage of net revenues were 59.5% for the quarter and 55.0% for the year, compared to 51.7% and 52.0%, respectively, in the prior year period.

                                  CONSUMER FINANCE
                                  ----------------
CONSUMER FINANCE OPERATING EARNINGS:
   QUARTER: $70.2 MILLION, UP 34% FROM $52.3 MILLION IN 1996 PERIOD
     YEAR: $237.0 MILLION, UP 7% FROM $222.4 MILLION IN 1996 PERIOD

     The Company's consumer finance business year-over-year increase in earnings reflects strong receivables growth in all major products, a lower charge-off rate, as well as the acquisition of Security Pacific Financial Services in July 1997.

     At year end, net receivables were up $2.98 billion, or 37%, to a record $11.1 billion, which excludes $186.0 million in credit card receivables held for securitization. The Security Pacific acquisition added approximately $1.2 billion of this increase, and internal sources generated the remainder, which grew 22% over year-end 1996 levels, largely reflecting investments made over the last year in marketing, systems and training enhancements. Internal growth reflected the Primerica Financial Services ("PFS")-generated portfolio, which grew 49% to $2.3 billion for the year, as well as credit card outstandings, which grew 28% or $257.5 million. (Including the receivables held for securitization, credit card growth was $443.5 million, or 49%.) Receivables originated in the branch system grew 14%, excluding the impact of Security Pacific.

     As of December 31, 1997, Commercial Credit's branches totaled 1,026 -- ranking it as the third largest domestic branch network in the consumer finance industry.

     The average yield, at 14.68%, was lower than the 1996 quarter's yield of 15.00%, mainly because of a shift in the portfolio mix toward lower-risk / lower-margin real estate loans and credit card receivables.

     Delinquencies in excess of 60 days were 2.35% as of December 31, 1997, compared to 2.17% at September 30, 1997, and 2.38% at the end of the prior year period. The charge-off rate of 2.42% was down from 2.50% for the third quarter of 1997 and 2.95% for the 1996 fourth quarter. Quarterly charge-offs reflect a short-term benefit, and delinquencies a short-term detriment, related to the Security Pacific acquisition, largely from the transition of that portfolio to the Company's charge-off policies. As a result, the company expects the charge-off rate to increase somewhat in the first half of 1998. Reserves as a percentage of net receivables were 2.91%, down from 3.05% at September 30, 1997 and 2.97% at December 31, 1996.

                                   LIFE INSURANCE
                                   --------------
PRIMERICA FINANCIAL SERVICES OPERATING EARNINGS:
   QUARTER: $90.3 MILLION, UP 30% FROM $69.7 MILLION IN 1996 PERIOD
     YEAR: $335.1 MILLION, UP 25% FROM $268.7 MILLION IN 1996 PERIOD

     Record quarterly and annual results for PFS principally reflect strong sales of mutual funds and variable annuities, continued growth in life insurance in force, as well as favorable mortality experience and disciplined expense management. Substantial increases in total production and cross-selling initiatives were achieved as the company continued to benefit from greater application of the FINANCIAL NEEDS ANALYSIS -- the diagnostic tool that enhances the ability of the company's Personal Financial Analysts to address client needs. More than 132,000 FNAs were submitted during the quarter, a 313% increase over the prior year.

     Life insurance in force reached a record $369.9 billion, up from $359.9 billion at December 31, 1996, continuing to reflect good policy persistency and stable sales levels. New term life insurance sales were $13.4 billion and $52.6 billion for the quarter and year, respectively, up slightly from $13.1 billion and $52.0 billion in the prior year periods.

     Sales of mutual funds increased to $662.1 million and $2.69 billion (at net asset value) for the quarter and year, respectively, representing increases of 17% and 16% over $566.0 million and $2.33 billion in the prior year periods. Sales of Smith Barney products -- predominantly THE CONCERT SERIES-Registered Trademark- -- totaled $178.3 million (at net asset value) in the quarter. Smith Barney recently acquired the advisory contracts of the Common Sense-Registered Trademark- Trust from Van Kampen American Capital. This family of funds, marketed exclusively by PFS and renamed THE CONCERT INVESTMENT SERIES-SM-, has $5.8 billion in assets in approximately 800,000 accounts. As a result, sales of all Smith Barney funds during the quarter and the year represent more than half of PFS's total U.S. mutual fund business.

     Variable annuity sales continued to grow significantly, reaching $111.9 million, up 248% from $32.2 million in the 1996 quarter. For the year, sales increased nearly 245% to $346.5 million versus $100.5 million in 1996.

     Net receivables from mortgage loans ($.M.A.R.T. loans-Registered Trademark-) and personal loans ($.A.F.E.-Registered Trademark- loans) advanced significantly to $2.3 billion, up 49% from the 1996 fourth quarter. Both products are underwritten by Commercial Credit and distributed exclusively through the PFS sales force.

     The TRAVELERS SECURE-Registered Trademark- property casualty insurance product -- issued through Travelers Indemnity -- continues to experience healthy growth in applications and policies. As of December 31, 1997, this product had been rolled out in 38 states, and the number of property casualty policies issued during the fourth quarter grew to 31,287, a 152% increase compared to 12,405 in the prior year period. For the year, sales increased 155% to 95,830 policies versus 37,591 in 1996. This product is sold through approximately 8,700 PFS agents licensed to sell the product.

TRAVELERS LIFE & ANNUITY OPERATING EARNINGS:
   QUARTER: $111.5 MILLION, UP 16% FROM $96.2 MILLION IN 1996 PERIOD
     YEAR: $424.0 MILLION, UP 18% FROM $359.9 MILLION IN 1996 PERIOD

     Higher earnings for the quarter and year were largely driven by strong investment income as well as by double-digit growth in annuity account balances and long term care insurance premiums. Positive earnings momentum attributable to strong sales growth of less capital-intensive products -- including variable life insurance and annuities -- continues to be partially offset by a gradual decline in the amount of higher margin business written in prior years.

     In deferred annuities, significant sales through The Copeland Companies ("Copeland"), Salomon Smith Barney Financial Consultants, and a nationwide network of independent agents, combined with favorable market returns from variable annuities, drove account balances to $16.1 billion at December 31, 1997, up 22%, or $2.8 billion, from a year ago. Net written premiums and deposits for the quarter and year totaled $778.5 million and $2.55 billion, representing increases of 51% and 28% over the respective 1996 periods. The strong sales reflect a fourth quarter marketing initiative at Salomon Smith Barney, as well as Copeland's successful penetration of the small company segment of the 401(k) market.

     Payout and group annuity account balances and benefit reserves reached $11.9 billion at December 31, 1997, up 10%, or $1.08 billion, from a year ago. The 1997 revitalization of the payout and group annuities business reflects a doubling of sales of new payout annuities and guaranteed investment contracts. Net written premiums and deposits (excluding Travelers Group employee pension plan deposits) were $789.0 million for the quarter and $2.42 billion for the year, up more than 200% from $244.6 million in the 1996 quarter, and up 95% from $1.24 billion for 1996.

     For individual life insurance, direct premiums and deposits (excluding single premium policies) were $79.1 million for the quarter, up 6% from $74.8 million in the prior year period, and were $290.4 million for the year, marginally ahead of $285.3 million in 1996. Life insurance in force was $51.6 billion at December 31, 1997, up from $50.4 billion.

     Net written premiums for the growing long term care insurance line increased 56% to $54.3 million for the quarter, and 44% to $183.8 million for the year.

                           PROPERTY AND CASUALTY INSURANCE
(Travelers Property Casualty Corp. is 83.4% owned by Travelers Group.)

     The following segment earnings exclude Aetna's property and casualty operations prior to its acquisition on April 2, 1996. Certain production statistics related to Aetna's operations prior to the acquisition are provided for comparative purposes.

PROPERTY CASUALTY OPERATING EARNINGS:
     $287.9 MILLION FOR QUARTER; $1.13 BILLION FOR YEAR,
               BEFORE MINORITY INTEREST

TRAVELERS GROUP'S SHARE:
  QUARTER: $240.2 MILLION, UP 12% FROM $214.5 MILLION IN 1996 PERIOD
     Year: $932.1 MILLION, UP 35% FROM $691.5 MILLION IN 1996 PERIOD

     Travelers Property Casualty Corp.'s results for the quarter and year were strong with net investment income, expense savings, and a lower level of catastrophe losses as significant contributors to earnings growth. Operating earnings in the 1997 fourth quarter also reflect financing and other corporate costs of $30.6 million, and were further reduced by minority interest of $47.7 million.

COMMERCIAL LINES OPERATING EARNINGS (before minority interest):
   QUARTER: $218.9 MILLION, UP 14% FROM $192.5 MILLION IN 1996 PERIOD
     Year: $845.6 MILLION, UP 31% FROM $646.9 MILLION IN 1996 PERIOD

     Operating results for the quarter reflect market conditions characterized by difficult pricing and increased competition. The impact of this trend partially offsets the positive results achieved from strong net investment income, significantly reduced operating expenses and a continued disciplined approach to underwriting and risk management. There were no catastrophe losses in the quarter, and totaled $5.1 million for the year, after taxes and reinsurance. This compares with catastrophe losses of $8.4 million and $31.0 million in the comparable 1996 periods.

     The statutory combined ratio for the quarter was 108.4%, compared with 108.1% in the 1996 period, excluding net acquisition-related charges. For the year, on the same basis, it was 109.0% versus 109.3% in 1996.

     On a combined basis, total net written premiums for the quarter and year were $1.10 billion and $4.76 billion, respectively, compared to $1.13 billion and $4.69 billion in the 1996 periods.

PERSONAL LINES OPERATING EARNINGS (before minority interest):
  QUARTER: $99.6 MILLION, UP 2% FROM $98.1 MILLION IN 1996 PERIOD
     Year: $403.8 MILLION, UP 58% FROM $255.8 MILLION IN 1996 PERIOD

     Operating results for the quarter reflect growth in premium income and somewhat lower catastrophe losses, offset by investments in service centers and market expansions. Catastrophe losses for the quarter and year, respectively, were $5.3 million and $9.8 million, after taxes and reinsurance, versus $6.6 million and $58.1 million in the comparable 1996 periods.

     The statutory combined ratio for the quarter was 92.9%, compared with 95.2% in the 1996 period, excluding net acquisition-related adjustments. For the year, on the same basis, it was 92.2% versus 100.1% in 1996, primarily as a result of lower catastrophe losses and improved underwriting results.

     On a combined basis, total net written premiums for the quarter and year were $779.6 million and $3.07 billion, respectively, compared to $674.1 million and $2.67 billion in the 1996 periods.

                                CORPORATE AND OTHER
OPERATING EXPENSE:
  QUARTER: ($56.6 MILLION) VERSUS ($50.6 MILLION) IN 1996 PERIOD
     Year: ($215.2 MILLION) VERSUS ($200.9 MILLION) IN 1996 PERIOD

     Net corporate expenses for the quarter and year increased over the prior year periods. Corporate expenses for the year 1997 as a percentage of operating earnings were slightly lower than in the prior year.

                                 INVESTMENT PORTFOLIO

     The Company's $61.8 billion investment portfolio consists primarily of fixed income investments with average quality ratings of A+/A1. The effective duration of the fixed income portfolio, including short-term fixed income investments, is 5.0 years.

                            ______________________________

     The Company, which as of December 31, 1997 had assets of $386 billion, is a diversified, integrated financial services company engaged in investment services, including asset management, consumer finance and life and property casualty insurance services. Book value per share at quarter-end was $16.98 -- which includes unrealized gains in the investment portfolio of $1.16 billion. Excluding the mark-to-market requirement for the investment portfolio, the book value for the period would have been $15.97 per share.


                                                     TRAVELERS GROUP - SUMMARY OF EARNINGS
                                                            (In millions of dollars)

                                                                For the quarter ended                    For the year ended
                                                                     December 31,                           December 31,
                                                       -----------------   -----------------   -----------------   -----------------
                                                             1997                1996                1997                1996
                                                       -----------------   -----------------   -----------------   -----------------
REVENUES                                                $     9,765.0        $    8,560.8        $  37,608.6           $  32,414.4
--------                                               =================   =================   =================   =================

INCOME AFTER TAX AND MINORITY INTEREST:

  OPERATING EARNINGS                                    $       728.7        $      836.9        $   3,359.1           $   3,106.4

   Portfolio gains                                              144.0                60.6              240.6                  27.4

   Gain/(loss) on sale of subsidiaries and affiliates            -                 (290.0)               -                   160.6

   Restructuring charge                                        (496.0)                -               (496.0)                  -

   Increase in insurance reserves and other
      adjustments resulting from the
      acquisition of Aetna P&C                                   -                  (25.8)               -                  (346.4)
                                                       -----------------   -----------------   -----------------   -----------------

   NET INCOME                                           $       376.7        $      581.7        $   3,103.7           $   2,948.0
                                                       =================   =================   =================   =================

BASIC EARNINGS PER SHARE:

  OPERATING EARNINGS                                    $        0.63        $       0.73        $      2.92           $      2.68

   Portfolio gains                                               0.13                0.05               0.22                  0.02

   Gain/(loss) on sale of subsidiaries and affiliates              -                (0.26)               -                    0.15

   Restructuring charge                                         (0.45)                 -               (0.45)                   -

   Increase in insurance reserves and other
      adjustments resulting from the
      acquisition of Aetna P&C                                     -                (0.02)               -                   (0.32)
                                                       -----------------   -----------------   -----------------   -----------------

   NET INCOME                                           $        0.31        $       0.50        $      2.69           $      2.53
                                                       =================   =================   =================   =================

TOTAL AVERAGE COMMON SHARES OUTSTANDING                       1,104.7             1,102.5            1,102.6               1,097.6
                                                       =================   =================   =================   =================

DILUTED EARNINGS PER SHARE:

  OPERATING EARNINGS                                    $        0.60        $       0.69        $      2.76           $      2.56

   Portfolio gains                                               0.12                0.05               0.20                  0.02

   Gain/(loss) on sale of subsidiaries and affiliates              -                (0.25)                -                   0.14

   Restructuring charge                                         (0.42)                 -               (0.42)                   -

   Increase in insurance reserves and other
      adjustments resulting from the
      acquisition of Aetna P&C                                     -                (0.02)                -                  (0.30)
                                                       -----------------   -----------------   -----------------   -----------------

   NET INCOME                                           $        0.30        $       0.47        $      2.54           $      2.42
                                                       =================   =================   =================   =================

TOTAL AVERAGE COMMON
   AND EQUIVALENT SHARES OUTSTANDING                          1,178.4             1,177.3            1,179.9               1,170.6
                                                       =================   =================   =================   =================

COMMON SHARES ISSUED AND
   OUTSTANDING AT PERIOD END                                  1,145.1             1,141.2            1,145.1               1,141.2
                                                       =================   =================   =================   =================

PREFERRED DIVIDENDS - BASIC                             $       (34.9)       $      (33.8)       $    (139.4)          $    (161.6)
                                                       =================   =================   =================   =================

PREFERRED DIVIDENDS - DILUTED                           $       (27.4)       $      (24.5)       $    (102.8)          $    (111.0)
                                                       =================   =================   =================   =================


Note: All data has been restated to reflect the merger with Salomon Inc, accounted for as a pooling of interests.

                                                     TRAVELERS GROUP - SEGMENT REVENUES
                                                           (In millions of dollars)

                                                          For the quarter ended                     For the year ended
                                                               December 31,                            December 31,
                                                 ------------------------------------------------------------------------------
                                                       1997                1996                 1997                1996
                                                 -----------------   -----------------    -----------------   -----------------
REVENUES

INVESTMENT SERVICES
   Salomon Smith Barney                           $     5,447.3       $     4,764.7        $    21,507.4       $    18,871.5
                                                 -----------------   -----------------    -----------------   -----------------

CONSUMER FINANCE SERVICES                                 483.0               363.9              1,687.8             1,410.7
                                                 -----------------   -----------------    -----------------   -----------------

LIFE INSURANCE SERVICES
   Travelers Life and Annuity                             890.3               640.7              2,889.9             2,339.3
   Primerica Financial Services                           401.4               367.2              1,536.2             1,425.5
                                                 -----------------   -----------------    -----------------   -----------------
      Total Life Insurance Services                     1,291.7             1,007.9              4,426.1             3,764.8
                                                 -----------------   -----------------    -----------------   -----------------

PROPERTY AND CASUALTY INSURANCE SERVICES
   Commercial lines                                     1,669.4             1,608.3              6,556.9             5,527.7
   Personal lines                                         868.3               782.0              3,340.9             2,685.4
   Other                                                    4.3                 1.5                 13.1                10.8
                                                 -----------------   -----------------    -----------------   -----------------
     Total P&C Insurance Services                       2,542.0             2,391.8              9,910.9             8,223.9
                                                 -----------------   -----------------    -----------------   -----------------

CORPORATE AND OTHER                                         1.0                32.5                 76.4               143.5
                                                 -----------------   -----------------    -----------------   -----------------

      Total revenues                              $     9,765.0       $     8,560.8        $    37,608.6        $   32,414.4
                                                 =================   =================    =================   =================


Note: Financial data for Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C) is included from the date of acquisition (April 2, 1996).


                                               TRAVELERS GROUP - SEGMENT OPERATING EARNINGS
                                                              (In millions of dollars)

                                                     For the quarter ended                     For the year ended
                                                          December 31,                            December 31,
                                            ------------------------------------------------------------------------------
                                                  1997                1996                 1997                1996
                                            -----------------   -----------------    -----------------   -----------------
OPERATING EARNINGS


INVESTMENT SERVICES
   Salomon Smith Barney                      $        273.1      $       454.8        $     1,646.1       $      1,764.8
                                            -----------------   -----------------    -----------------   -----------------

CONSUMER FINANCE SERVICES                              70.2               52.3                237.0                222.4
                                            -----------------   -----------------    -----------------   -----------------

LIFE INSURANCE SERVICES
   Travelers Life and Annuity                         111.5               96.2                424.0                359.9
   Primerica Financial Services                        90.3               69.7                335.1                268.7
                                            -----------------   -----------------    -----------------   -----------------
      Total Life Insurance Services                   201.8              165.9                759.1                628.6
                                            -----------------   -----------------    -----------------   -----------------

PROPERTY AND CASUALTY INSURANCE SERVICES
   Commercial lines                                   218.9               192.5               845.6                646.9
   Personal lines                                      99.6                98.1               403.8                255.8
                                            -----------------   -----------------    -----------------   -----------------
                                                      318.5               290.6             1,249.4                902.7
   Financing costs and other                          (30.6)              (29.0)             (123.2)               (87.2)
   Minority interest                                  (47.7)              (47.1)             (194.1)              (124.0)
                                            -----------------   -----------------    -----------------   -----------------
      Total P&C Insurance Services                    240.2               214.5               932.1                691.5
                                            -----------------   -----------------    -----------------   -----------------

      Total business income                           785.3               887.5             3,574.3              3,307.3
                                            -----------------   -----------------    -----------------   -----------------

CORPORATE AND OTHER                                   (56.6)              (50.6)             (215.2)              (200.9)
                                            -----------------   -----------------    -----------------   -----------------

      Total operating earnings               $        728.7      $        836.9       $     3,359.1       $      3,106.4
                                            =================   =================    =================   =================



Note: Financial data for Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C) is included from the date of acquisition (April 2, 1996).


                                                                 INVESTMENT SERVICES -- Page 1
                                                                    (In millions of dollars)

                                                             As of, or for the quarter                 As of, or for the year
                                                                 ended December 31,                      ended December 31,
                                                      ------------------------------------------------------------------------------
                                                            1997                1996                 1997                1996
                                                      -----------------   -----------------    -----------------   -----------------
SALOMON SMITH BARNEY

Revenues:
  Commissions                                          $       781.5       $       672.5        $      2,966.9      $      2,611.5
  Asset management and administration fees                     479.2               369.4               1,715.1             1,390.2
  Investment banking                                           562.4               518.3               2,118.2             2,001.2
  Principal transactions                                       243.2               663.7               2,504.2             3,027.6
  Other income                                                  42.9                77.7                 159.8               178.3
                                                      -----------------   -----------------    -----------------   -----------------
   Total revenues before interest                            2,109.2             2,301.6               9,464.2             9,208.8
                                                      -----------------   -----------------    -----------------   -----------------
  Interest and dividends                                     3,338.1             2,463.1              12,043.2             9,662.7
  Interest expense                                           2,942.8             2,117.1              10,530.4             8,174.9
                                                      -----------------   -----------------    -----------------   -----------------
   Net interest revenue                                        395.3               346.0               1,512.8             1,487.8
                                                      -----------------   -----------------    -----------------   -----------------
      Total revenues, net of interest expense                2,504.5             2,647.6              10,977.0            10,696.6
                                                      -----------------   -----------------    -----------------   -----------------
Expenses:

  Compensation and benefits                                  1,488.8             1,369.1               6,037.2             5,558.4
  Communications                                               122.6               124.5                 494.7               486.0
  Occupancy and equipment                                      107.9               107.7                 432.3               435.1
  Floor brokerage and other production                         117.7                76.7                 389.0               301.9
  Advertising and market development                            73.1                60.0                 275.5               218.1
  Professional services                                         69.7                48.6                 210.2               190.1
  Other operating and administrative expenses                  108.3               127.3                 470.1               604.9
                                                      -----------------   -----------------    -----------------   -----------------
      Total expenses                                         2,088.1             1,913.9               8,309.0             7,794.5
                                                      -----------------   -----------------    -----------------   -----------------
Operating income before income taxes                           416.4               733.7               2,668.0             2,902.1
Provision for income taxes                                     143.3               278.9               1,021.9             1,137.3
                                                      -----------------   -----------------    -----------------   -----------------
Operating earnings                                             273.1               454.8               1,646.1             1,764.8
                                                      -----------------   -----------------    -----------------   -----------------
Gain on sale of subsidiaries and affiliates, net of
tax                                                              -                   -                    -                   31.0
Restructuring charge, net of tax                              (496.0)                -                  (496.0)                -
Loss on sale of Basis Petroleum, net of tax benefit              -                (290.0)                 -                 (290.0)
                                                      -----------------   -----------------    -----------------   -----------------
   Net income (loss)                                   $      (222.9)      $       164.8        $      1,150.1      $      1,505.8
                                                      =================   =================    =================   =================

Total assets (in billions)                             $       276.4       $       246.1        $        276.4      $        246.1
Total equity  (in billions)                            $         8.5       $         7.6        $          8.5      $          7.6
Return on equity (1)                                            12.5%               26.0%                 20.5%               28.0%
Pre-tax profit margin (1)                                       16.6%               27.7%                 24.3%               27.1%
Non-compensation expenses as a
   percent of net revenue (1)                                   23.9%               20.6%                 20.7%               20.9%


(1) On operating earnings before restructuring charge.

Note: All data has been restated to reflect the merger with Salomon Inc, accounted for as a pooling of interests.


                                                       INVESTMENT SERVICES -- PAGE 2
                                                         (In millions of dollars)

                                                            As of, or for the quarter                 As of, or for the year
                                                                ended December 31,                      ended December 31,
                                                     ------------------------------------------------------------------------------
                                                           1997                1996                 1997                1996
                                                     -----------------   -----------------    -----------------   -----------------
SALOMON SMITH BARNEY

RETAIL BROKERAGE
   Registered Financial Consultants                          10,319             10,397                10,319               10,397
   Annualized retail gross production per FC (000)    $         416       $        356         $         399       $          354
   Domestic retail offices                                      430                450                   430                  450

ASSET MANAGEMENT
Assets under fee-based management (in billions):
   Money market funds                                 $        46.5       $       41.6         $        46.5       $         41.6
   Mutual funds                                                51.9               40.4                  51.9                 40.4
   Managed accounts                                            54.1               44.5                  54.1                 44.5
   Financial consultant managed assets                         11.6                7.9                  11.6                  7.9
                                                     -----------------   -----------------    -----------------   -----------------
       Total internally managed assets                        164.1              134.4                 164.1                134.4
   Consulting Group externally managed assets                  59.7               44.1                  59.7                 44.1
                                                     -----------------   -----------------    -----------------   -----------------
       Total fee-based assets under management        $       223.8       $      178.5         $       223.8       $        178.5
                                                     =================   =================    =================   =================

CONSOLIDATED TRAVELERS GROUP
ASSETS UNDER MANAGEMENT (IN BILLIONS)
   Salomon Smith Barney                               $       164.1       $      134.4         $       164.1       $        134.4
   Travelers Life and Annuity (1)                              23.8               21.5                  23.8                 21.5
                                                     -----------------   -----------------    -----------------   -----------------
      Total assets managed for third parties          $       187.9       $      155.9         $       187.9       $        155.9
                                                     =================   =================    =================   =================


(1) Part of the Life Insurance Services segment.

Note: All data has been restated to reflect the merger with Salomon Inc, accounted for as a pooling of interests.

                                                    CONSUMER FINANCE SERVICES
                                                    (In millions of dollars)


                                                           As of, or for the quarter                 As of, or for the year
                                                               ended December 31,                      ended December 31,
                                                    ------------------------------------------------------------------------------
                                                          1997                1996                 1997                1996
                                                    -----------------   -----------------    -----------------   -----------------
REVENUES                                             $       483.0        $        363.9       $      1,687.8     $       1,410.7

OPERATING EARNINGS                                   $        70.2        $         52.3       $        237.0     $         222.4


Net receivables:
   Real estate-secured loans (1)                     $     5,107.6        $      3,456.7       $      5,107.6     $       3,456.7
   Personal loans (2)                                      3,922.2               3,199.6              3,922.2             3,199.6
   Credit cards (3)                                        1,164.6                 907.1              1,164.6               907.1
   Sales finance and other                                   857.0                 507.7                857.0               507.7
                                                    ---------------     -----------------    -----------------   -----------------
       Consumer finance receivables,
         net of unearned finance charges                  11,051.4               8,071.1             11,051.4             8,071.1
   Accrued interest receivable                                85.6                  52.7                 85.6                52.7
   Allowance for credit losses                              (321.4)               (239.3)              (321.4)             (239.3)
                                                    -----------------   -----------------    -----------------   -----------------
       Consumer finance receivables, net             $    10,815.6        $      7,884.5       $     10,815.6     $       7,884.5
                                                    =================   =================    =================   =================


Number of branches                                           1,026                   859                1,026                 859

Number of credit card accounts                             983,600               790,800              983,600             790,800

Average yield                                               14.68%                15.00%               14.58%              15.24%
Average net interest margin                                  8.31%                 8.45%                8.14%               8.64%
Charge-off rate                                              2.42%                 2.95%                2.65%               2.91%
60+ days past due as % of receivables                        2.35%                 2.38%                2.35%               2.38%
Reserves as % of net receivables                             2.91%                 2.97%                2.91%               2.97%

Finance insurance premiums earned                    $       47.6         $        40.7        $       176.6      $        155.3

(1) Includes fully secured $.M.A.R.T. receivables,
   as follows:                                       $    1,887.9         $     1,138.5        $     1,887.9      $      1,138.5
(2) Includes $.A.F.E. and partially secured
   $.M.A.R.T. receivables, as follows:               $      375.8         $       385.5        $       375.8      $        385.5


(3) At December 31, 1997, excludes $186 million held for securitization.


Note: Financial data for Security Pacific Financial Services is included from the date of acquisition (July 31, 1997).


                                                     LIFE INSURANCE SERVICES -- Page 1

                                                         (In millions of dollars)

                                                     As of, or for the quarter                 As of, or for the year
                                                         ended December 31,                      ended December 31,
                                              ------------------------------------------------------------------------------
                                                    1997                1996                 1997                1996
                                              -----------------   -----------------    -----------------   -----------------
REVENUES                                       $      1,291.7       $     1,007.9       $      4,426.1       $     3,764.8

OPERATING EARNINGS
   Travelers Life and Annuity                  $        111.5       $        96.2       $        424.0               359.9
   Primerica Financial Services                          90.3                69.7                335.1               268.7
                                              -----------------   -----------------    -----------------   -----------------

      Total                                    $        201.8       $       165.9       $        759.1       $       628.6
                                              =================   =================    =================   =================



                                                     LIFE INSURANCE SERVICES -- Page 2
                                                          (In millions of dollars)

                                                          As of, or for the quarter                 As of, or for the year
                                                              ended December 31,                      ended December 31,
                                                   ------------------------------------------------------------------------------
                                                         1997                1996                 1997                1996
                                                   -----------------   -----------------    -----------------   -----------------
TRAVELERS LIFE AND ANNUITY
REVENUES                                            $        890.3       $       640.7       $      2,889.9      $     2,339.3

OPERATING EARNINGS                                  $        111.5       $        96.2       $        424.0      $       359.9

DEFERRED ANNUITIES:
   Number of annuities in force (000)
      Fixed                                                  408.9               399.1                408.9              399.1
      Variable                                               381.0               270.5                381.0              270.5
                                                   -----------------   -----------------    -----------------   -----------------
         Total                                               789.9               669.6                789.9              669.6
                                                   =================   =================    =================   =================
   Number of annuities issued (000)
      Fixed                                                    6.7                 7.3                 29.9               26.5
      Variable                                                34.4                19.9                129.4               79.0
                                                   -----------------   -----------------    -----------------   -----------------
         Total                                                41.1                27.2                159.3              105.5
                                                   =================   =================    =================   =================
   Net written premiums & deposits:
      Fixed                                         $        250.7       $       145.7       $        778.9      $       620.4
      Variable                                               527.8               370.2              1,775.4            1,370.4
                                                   -----------------   -----------------    -----------------   -----------------
         Total                                      $        778.5       $       515.9       $      2,554.3      $     1,990.8
                                                   =================   =================    =================   =================
   Policyholder account balances & benefit
     reserves (1):
      Fixed                                         $      7,358.7             7,242.7              7,358.7            7,242.7
      Variable                                             8,704.9             5,975.9              8,704.9            5,975.9
                                                   -----------------   -----------------    -----------------   -----------------
         Total                                      $     16,056.6       $    13,218.6       $     16,063.6      $    13,218.6
                                                   =================   =================    =================   =================

PAYOUT ANNUITIES:
   Net written premiums & deposits                  $        138.0       $        42.3       $        309.9      $       142.0
   Policyholder account balances & benefit
         reserves                                   $      4,522.2       $     4,395.5       $      4,522.2      $     4,395.5

GIC and other annuities:
   Net written premiums & deposits (2)              $        651.0       $       202.3       $      2,108.7      $     1,100.3
   Policyholder account balances & benefit
         reserves (1),(3)                           $      7,419.0       $     6,462.5       $      7,419.0      $     6,462.5

INDIVIDUAL LIFE INSURANCE:
   Life insurance in force
    (in billions, face amt.):
     Term                                           $         30.1       $        29.5       $         30.1      $        29.5
     Permanent (universal and whole life)                     21.5       $        20.9                 21.5               20.9
                                                   -----------------   -----------------    -----------------   -----------------
        Total                                       $         51.6       $        50.4       $         51.6      $        50.4
                                                   =================   =================    =================   =================

   Number of life policies in force (000)                    528.3               545.7                528.3              545.7
   Life insurance issued (in billions, face amt.)   $          2.0       $         1.7       $          6.5                6.6
   Number of life policies issued (000)                        8.2                 6.5                 24.5               26.1
   Direct periodic premiums and deposits            $         79.1       $        74.8       $        290.4              285.3
   Policyholder account balances & benefit
      reserves                                      $      2,283.4       $     2,179.8       $      2,283.4      $     2,179.8

LONG TERM CARE:
   Number of policies in force  (000)                        102.1                76.3                102.1               76.3
   Net written premiums                             $         54.3       $        34.8       $        183.8      $       127.7

OTHER INDIVIDUAL ACCIDENT AND HEALTH:
   Net written premiums (4)                         $          3.6       $         4.9       $         15.5      $        34.2

ALL BUSINESSES:
   Net investment income                            $        472.1       $       431.8       $      1,835.1            1,711.2
   Interest credited to contractholders             $        217.7       $       207.4       $        829.5              829.7



(1) Includes general account, separate accounts and managed funds.
(2) Excludes deposits of $2.0 and $353.0 in the 1997 fourth quarter and full year, respectively, and $86.0 and $146.0 in the 1996 fourth quarter and full year, respectively, related to the transfer in-house of old Travelers pension fund assets previously managed externally.
(3) Includes $2,367.6 and $1,495.2 in guaranteed investment contracts at December 31, 1997 and 1996, respectively.
(4) Includes $9.5 for the 1996 full year in premiums related to the business transferred to Travelers Property Casualty Corp.


                                                          LIFE INSURANCE SERVICES -- Page 3

                                                                (In millions of dollars)

                                                       As of, or for the quarter                 As of, or for the year
                                                           ended December 31,                      ended December 31,
                                                -----------------------------------------------------------------------------
                                                      1997                1996                 1997                1996
                                                -----------------   -----------------    -----------------   ----------------
PRIMERICA FINANCIAL SERVICES
REVENUES                                         $        401.4       $      367.2        $     1,536.2       $      1,425.5

OPERATING EARNINGS                               $         90.3       $       69.7        $       335.1       $        268.7


Face value (in billions) of:
   Life insurance issued                         $         13.4       $       13.1        $        52.6       $         52.0
   Life insurance in force                       $        369.9       $      359.9        $       369.9       $        359.9

Number of life policies issued (000)                       55.1               61.2                228.9                247.6
Number of life policies in force (000)                  2,146.2            2,141.8              2,146.2              2,141.8

Annualized issued premiums                       $         43.1       $       45.3        $       176.6       $        180.7
Direct premiums                                  $        305.8       $      301.6        $     1,213.7       $      1,192.7
Earned premiums:
   PFS Individual term life                      $        240.1       $      238.4        $       967.1       $        953.9
   Other                                                   19.1               22.1                 67.6                 76.3
                                                -----------------   -----------------    -----------------   -----------------
      Total                                      $        259.2       $      260.5        $     1,034.7       $      1,030.2
                                                =================   =================    =================   =================

Mutual fund sales at NAV (1)                     $        662.1       $      566.0        $     2,689.4       $      2,326.9

Net new cash on $.M.A.R.T. and
   $.A.F.E. loans (2)                            $        354.7       $      235.9        $     1,297.8       $        726.3

TRAVELERS SECURE net written premiums (3)        $         28.2       $        7.5        $        72.6       $         18.8


(1) Includes mutual fund sales in Canada of $129.1 million and $108.4 million during the 1997 and 1996 quarters and $587.5 million and $416.4 million during the 1997 and 1996 full year, respectively.
(2) These loans are marketed by PFS; the receivables are reflected in the assets of Consumer Finance Services.
(3) The TRAVELERS SECURE property casualty insurance products are marketed by PFS; the premiums are reflected in the operating earnings of Travelers Property Casualty Corp.


                                             PROPERTY & CASUALTY INSURANCE SERVICES -- Page 1
                                                          (In millions of dollars)

                                                               For the quarter                           For the year
                                                              ended December 31,                      ended December 31,
                                                   ------------------------------------------------------------------------------
                                                         1997                1996                 1997                1996
                                                   -----------------   -----------------    -----------------   -----------------
TOTAL P&C INSURANCE

REVENUES
   Commercial Lines                                 $      1,669.4      $      1,608.3       $      6,556.9      $      5,527.7
   Personal Lines                                            868.3               782.0              3,340.9             2,685.4
   Other                                                       4.3                 1.5                 13.1                10.8
                                                   -----------------   -----------------    -----------------   -----------------
      Total                                         $      2,542.0      $      2,391.8       $      9,910.9      $      8,223.9
                                                   =================   =================    =================   =================

OPERATING EARNINGS
   Commercial Lines                                 $        218.9      $        192.5       $        845.6      $        646.9
   Personal Lines                                             99.6                98.1                403.8               255.8
                                                   -----------------   -----------------    -----------------   -----------------
                                                             318.5               290.6              1,249.4               902.7
   Financing costs and other                                 (30.6)              (29.0)              (123.2)              (87.2)
   Minority interest                                         (47.7)              (47.1)              (194.1)             (124.0)
                                                   -----------------   -----------------    -----------------   -----------------
      Total                                         $        240.2      $        214.5       $        932.1      $        691.5
                                                   =================   =================    =================   =================

GAAP CONSOLIDATED STATEMENT OF OPERATIONS
REVENUES:

   Premiums                                         $      1,807.8      $      1,717.5       $      7,225.5      $      6,039.3
   Net investment income                                     515.8               494.0              2,048.4             1,656.3
   Fee income                                                 85.9                97.3                364.7               391.6
   Realized investment gains                                 111.0                48.9                169.0                24.8
   Other revenues                                             17.2                32.6                 90.2               101.1
                                                   -----------------   -----------------    -----------------   -----------------
      Total revenues                                       2,537.7             2,390.3              9,897.8             8,213.1
                                                   -----------------   -----------------    -----------------   -----------------
Claims and expenses:

   Claims and claim adjustment expenses*                   1,357.0             1,289.0              5,433.3             5,242.8
   Policyholder dividends                                     15.9                14.8                 50.2                37.9
   Amortization of deferred acquisition costs                278.7               257.2              1,127.0               905.7
   General and administrative expenses                       337.0               414.5              1,346.2             1,377.9
                                                   -----------------   -----------------    -----------------   -----------------
      Total expenses                                       1,988.6             1,975.5              7,956.7             7,564.3
                                                   -----------------   -----------------    -----------------   -----------------
Income before federal income taxes                           549.1               414.8              1,941.1               648.8
Federal income taxes                                         158.0               124.2                581.5               152.6
                                                   -----------------   -----------------    -----------------   -----------------
Net income from property casualty operations                 391.1               290.6              1,359.6               496.2
Financing costs and other                                    (30.6)              (28.9)              (123.2)              (87.4)
                                                   -----------------   -----------------    -----------------   -----------------
   Total net income **                              $        360.5      $        261.7       $      1,236.4      $        408.8
                                                   =================   =================    =================   =================

*  Includes pre-tax:
      Catastrophe losses, net of reinsurance        $          8.2      $         23.1       $         23.0      $        137.1
** Includes, net of taxes:
      Net investment income                         $        370.1      $        344.9       $      1,441.1      $      1,163.3
      Realized investment gains                     $         72.6      $         31.6       $        110.2      $         15.8
      Net charges related to the acquisition and
            integration of Aetna P&C                $           -       $        (31.5)      $         -         $       (422.5)

STATUTORY COMBINED RATIO (1):
Loss and loss adjustment expense ratio                        71.5%               74.6%                72.4%               85.2%
Other underwriting expense ratio                              30.6%               31.0%                29.9%               31.2%
                                                   -----------------   -----------------    -----------------   -----------------
   Combined ratio                                            102.1%              105.6%               102.3%              116.4%
                                                   =================   =================    =================   =================

STATUTORY COMBINED RATIO, EXCLUDING NET
CHARGES RELATED TO THE ACQUISITION AND
INTEGRATION OF AETNA P&C (1):
Loss and loss adjustment expense ratio                        71.5%               72.7%                72.4%               75.9%
Other underwriting expense ratio                              30.6%               30.5%                29.9%               30.1%
                                                   -----------------   -----------------    -----------------   -----------------
   Combined ratio                                            102.1%              103.2%               102.3%              106.0%
                                                   =================   =================    =================   =================


(1) Before policyholder dividends.

Note: Except where otherwise noted, financial data for Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C) is included from the date of acquisition (April 2, 1996).

Certain reclassifications have been made to prior year financial information to conform to the current year's presentation.


                                                  PROPERTY & CASUALTY INSURANCE SERVICES -- Page 3
                                                               (In millions of dollars)

                                                              For the quarter                           For the year
                                                             ended December 31,                      ended December 31,
                                                  -------------------------------------    -------------------------------------
                                                        1997                1996                 1997                1996
                                                  -----------------   -----------------    -----------------   -----------------
COMMERCIAL LINES

NET WRITTEN PREMIUMS BY MARKET (1):
National accounts                                  $         134.6      $        186.8       $        657.0     $         713.9
Commercial accounts                                          470.3               452.6              1,986.1             1,485.3
Select accounts                                              345.1               336.3              1,432.3             1,191.1
Specialty accounts                                           151.9               151.6                682.0               604.9
                                                  -----------------   -----------------    -----------------   -----------------
   Total net written premiums                      $       1,101.9      $      1,127.3       $      4,757.4     $       3,995.2
                                                  =================   =================    =================   =================

STATUTORY COMBINED RATIO (2):
Loss and loss adjustment expense ratio                       76.7%               86.1%                78.4%               95.6%
Other underwriting expense ratio                             31.7%               32.2%                30.6%               32.5%
                                                  -----------------   -----------------    -----------------   -----------------
   Combined ratio                                           108.4%              118.3%               109.0%              128.1%
                                                  =================   =================    =================   =================

STATUTORY COMBINED RATIO, EXCLUDING NET
CHARGES RELATED TO THE ACQUISITION AND
INTEGRATION OF AETNA P&C (2):

Loss and loss adjustment expense ratio                       76.7%               76.8%                78.4%               78.6%
Other underwriting expense ratio                             31.7%               31.3%                30.6%               30.7%
                                                  -----------------   -----------------    -----------------   -----------------
   Combined ratio                                           108.4%              108.1%               109.0%              109.3%
                                                  =================   =================    =================   =================

Catastrophe losses, net of
  reinsurance (after-tax)                          $          -         $          8.4       $          5.1     $          31.0


PERSONAL LINES

NET WRITTEN PREMIUMS BY PRODUCT LINE:
Auto                                               $         503.8      $        452.3              1,950.6             1,645.0
Homeowners and other                                         275.8               221.8              1,123.6               713.8
                                                  -----------------   -----------------    -----------------   -----------------
   Total net written premiums                      $         779.6      $        674.1       $      3,074.2     $       2,358.8
                                                  =================   =================    =================   =================

STATUTORY COMBINED RATIO:
Loss and loss adjustment expense ratio                       64.0%               57.2%                63.5%               68.7%
Other underwriting expense ratio                             28.9%               29.1%                28.7%               28.9%
                                                  -----------------   -----------------    -----------------   -----------------
   Combined ratio                                            92.9%               86.3%                92.2%               97.6%
                                                  =================   =================    =================   =================

STATUTORY COMBINED RATIO, EXCLUDING NET
ADJUSTMENTS RELATED TO THE ACQUISITION AND
INTEGRATION OF AETNA P&C:
Loss and loss adjustment expense ratio                       64.0%               66.1%                63.5%               71.2%
Other underwriting expense ratio                             28.9%               29.1%                28.7%               28.9%
                                                  -----------------   -----------------    -----------------   -----------------
   Combined ratio                                            92.9%               95.2%                92.2%              100.1%
                                                  =================   =================    =================   =================

Catastrophe losses, net of
   reinsurance (after-tax)                         $           5.3      $          6.6       $          9.8     $          58.1


(1) The 1997 full year net written premiums include an increase of $142.4 million due to a change to conform Aetna P&C's and Travelers P&C's methods of recording net written premiums in the 1997 first quarter. The 1996 full year net written premiums include an adjustment associated with a reinsurance transaction, which reduced premiums by $89.0 million.
(2)   Before policyholder dividends.

Note: Financial data for Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C) is included from the date of acquisition (April 2, 1996).

Certain reclassifications have been made to prior year financial information to conform to the current year's presentation.

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


                                          SELECTED INVESTMENT DATA
                                          (In millions of dollars)

                                                                      At December 31,       At December 31,
                                                                            1997                1996
                                                                      -----------------   -----------------
INVESTMENT PORTFOLIO (AT CARRYING VALUE) (1)
Fixed-income investments:
     Available for sale, at market:
        Mortgage-backed securities - principally
          obligations of U.S. Government agencies                      $       8,998        $      8,524
       U.S. Treasury securities and obligations of U.S.
        Government corporations and agencies                                   3,962               3,848
        Corporates (including redeemable preferreds)                          27,025              25,028
        Obligations of states and political subdivisions                       8,110               5,347
        Debt securities issued by foreign governments                          1,326               1,198
     Held to maturity, at amortized cost                                          41                  53
                                                                      -----------------   -----------------
      Total fixed income                                                      49,462              43,998
  Equity securities, at market                                                 1,624               1,157
  Mortgage loans and real estate held for sale                                 3,799               4,507
  Policy loans                                                                 1,872               1,910
  Short-term and other                                                         5,077               5,173
                                                                      -----------------   -----------------

        Total invested assets                                          $      61,834        $     56,745
                                                                      =================   =================

After tax unrealized gains on invested assets                          $       1,157        $        469
                                                                      =================   =================

DETAIL OF MORTGAGE LOANS & REAL ESTATE

Performing mortgages                                                   $       3,541        $      3,721
Performing real estate (2)                                                       607                 728
                                                                      -----------------   -----------------
   Total                                                               $       4,148        $      4,449
   Yield                                                                       10.7%               10.2%

Underperforming mortgages                                              $          19                  91
Underperforming real estate (2)                                                   31                 134
                                                                      -----------------   -----------------
   Total                                                               $          50        $        225
   Yield                                                                        3.5%                4.1%

Total (2)                                                              $       4,198        $      4,674
                                                                      =================   =================
Yield                                                                          10.5%                9.5%
                                                                      =================   =================

Proceeds from sales (year to date)                                     $         944        $        457
                                                                      =================   =================




(1) Represents Travelers Group's consolidated investments, which primarily support the company's insurance operations but also include corporate investments and investments managed on behalf of Consumer Finance Services.

(2) Includes real estate joint ventures.

                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                 TRAVELERS GROUP INC.








Dated:  January 28, 1998                          By   /s/  William T. Bozarth
                                                       ------------------------
                                                            William T. Bozarth
                                                            Vice President



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